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INVESCO VAN KAMPEN SENIOR LOAN FUND                              SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  8/31/2012
FILE NUMBER :       811-05845
SERIES NO.:         1

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
72DD.  1   Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                            $  3,251
       2   Dividends for a second class of open-end company shares (000's Omitted)
           Class B                            $    339
           Class C                            $ 25,257
           Class IB                           $  2,120
           Class IC                           $  3,466

 73A.      Payments per share outstanding during the entire current period: (form nnn.nnnn)
       1   Dividends from net investment income
           Class A                            $ 0.1815
       2   Dividends for a second class of open-end company shares (form nnn.nnnn)
           Class B                            $ 0.1566
           Class C                            $ 0.1566
           Class IB                           $ 0.1815
           Class IC                           $ 0.1815

 74U.  1   Number of shares outstanding (000's Omitted)
           Class A                              17,414
       2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                               2,039
           Class C                              21,699
           Class IB                            135,105
           Class IC                             11,326

 74V.  1   Net asset value per share (to nearest cent)
           Class A                            $   6.71
       2   Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                            $   6.73
           Class C                            $   6.71
           Class IB                           $   6.72
           Class IC                           $   6.71
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